Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

 HOVNANIAN ENTERPRISES REPORTS fiscal 2017 Second QUARTER Results

Net Contracts per Active Selling Community Increased 18.5%

RED BANK, NJ, June 2, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2017.

“We made progress during our second fiscal quarter toward our goal of returning to consistent profitability. We experienced a strong spring selling season reflected in an 18.5% increase in net contracts per active selling community during the quarter,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “As we discussed last quarter, the cumulative effect of our decision to exit four underperforming markets, temporarily reduce our overall land spend and pay off $320 million of maturing debt has led to decreases in our community count, net contracts, deliveries and revenues over the short term. Given these limitations, our second quarter results overall were in line with our expectations.”

“Our focus remains on execution, further operational improvements and reloading our land position. We finished the quarter with liquidity in excess of our target range, and our land acquisition teams continue to find new land parcels throughout the country so that we can grow our land position, which, assuming no changes in market conditions should ultimately result in higher levels of deliveries and profitability going forward. We are confident we are taking the appropriate steps to best position our company for success in the future,” commented Mr. Hovnanian.

RESULTS FOR the THREE-MONTH and SIX-MONTH PERIODs ENDED april 30, 2017:

●

Total revenues were $585.9 million in the second quarter of fiscal 2017, a decrease of 10.5% compared with $654.7 million in the second quarter of fiscal 2016. For the six months ended April 30, 2017, total revenues decreased 7.5% to $1.14 billion compared with $1.23 billion in the first half of the prior year.

●

Homebuilding revenues for unconsolidated joint ventures increased 236.0% to $86.6 million in the second quarter of fiscal 2017, compared with $25.8 million in the second quarter of fiscal 2016. For the six months ended April 30, 2017, homebuilding revenues for unconsolidated joint ventures increased 229.1% to $151.5 million compared with $46.0 million in the first half of the prior year.

●	For the second quarter of 2017, total SG&A decreased by $7.4 million, or 10.8%, year over year. Total SG&A was $61.5 million, or 10.5% of total revenues, for the second quarter ended April 30, 2017 compared with $69.0 million, or 10.5% of total revenues, in last year’s second quarter. For the first half of 2017, total SG&A decreased by $11.2 million, or 8.4%, year over year. Total SG&A decreased to $121.6 million, or 10.7% of total revenues, for the first six months of fiscal 2017 compared with $132.8 million, or 10.8% of total revenues, in the first half of the prior fiscal year.

●

Interest incurred (some of which was expensed and some of which was capitalized) decreased by 11.5% to $39.2 million for the second quarter of fiscal 2017 compared with $44.2 million in the same quarter one year ago. For the six months ended April 30, 2017, interest incurred decreased 9.7% to $77.9 million compared with $86.2 million during the same six-month period last year.

●

Total interest expense decreased 6.4% to $42.6 million in the second quarter of fiscal 2017 compared with $45.5 million in the second quarter of fiscal 2016. Total interest expense was $83.6 million for the first half of both fiscal 2017 and 2016.

●

Homebuilding gross margin percentage improved to 12.6% for the second quarter of fiscal 2017 compared with 11.1% in the prior year’s second quarter. During the first six months of fiscal 2017, homebuilding gross margin percentage improved significantly to 13.0% compared with 11.3% in the same period of the previous year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, improved to 16.5% for the second quarter of fiscal 2017 compared with 16.1% in the prior year’s second quarter. During the first six months of fiscal 2017, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, improved to 16.8% compared with 16.3% in the same period of the previous year.

●

Loss before income taxes for the quarter ended April 30, 2017 was $7.7 million compared to a loss before income taxes of $17.6 million during the second quarter of 2016. For the first half of fiscal 2017, the loss before income taxes was $7.4 million compared to a loss before income taxes of $30.8 million during the first six months of fiscal 2016.

●

Net loss was $6.7 million, or $0.05 per common share, in the second quarter of fiscal 2017, compared with a net loss of $8.5 million, or $0.06 per common share, during the same quarter a year ago. For the six months ended April 30, 2017, the net loss was $6.8 million, or $0.05 per common share, compared with a net loss of $24.6 million, or $0.17 per common share, in the first half of fiscal 2016.

●

Adjusted EBITDA as a percentage of total revenues improved to 6.5% during the second quarter of fiscal 2017 compared with 6.1% for the second quarter of fiscal 2016. For the six months ended April 30, 2017, Adjusted EBITDA as a percentage of total revenues improved to 6.8% compared with 6.4% during the same period a year ago.

●

During the second quarter of fiscal 2017, Adjusted EBITDA decreased 3.7% to $38.2 million compared with $39.7 million during the second quarter of fiscal 2016. For the first half of fiscal 2017, Adjusted EBITDA decreased 1.1% to $77.7 million compared with $78.5 million during the first six months of fiscal 2016.

●

Adjusted EBITDA to interest incurred improved to 0.98x for the second quarter ended April 30, 2017 compared with 0.90x in the second quarter of the prior year. Adjusted EBITDA to interest incurred improved to 1.00x for the six months ended April 30, 2017 compared with 0.91x in the first half of the prior year.

●

Reflecting a strong spring selling season, consolidated net contracts per active selling community increased 18.5% to 10.9 net contracts per active selling community for the second quarter of fiscal 2017 compared with 9.2 net contracts per active selling community in the second quarter of fiscal 2016. Net contracts per active selling community, including unconsolidated joint ventures, increased 14.4% to 10.3 net contracts per active selling community for the quarter ended April 30, 2017 compared with 9.0 net contracts, including unconsolidated joint ventures, per active selling community in last year’s second quarter.

●

For May 2017, consolidated net contracts per active selling community increased to 3.6 net contracts per active selling community compared to 2.9 net contracts per active selling community for the same month one year ago. During May 2017, the number of consolidated net contracts decreased to 509 homes from 512 homes in May 2016 and the dollar value of net contracts decreased 8.3% to $197.2 million in May 2017 compared with $215.0 million for May 2016.

●

For May 2017, net contracts per active selling community, including unconsolidated joint ventures, increased to 3.4 net contracts per active selling community compared to 2.8 net contracts per active selling community for the same month one year ago. During May 2017, the number of net contracts, including unconsolidated joint ventures, increased 6.6% to 567 homes from 532 homes in May 2016 and the dollar value of net contracts, including unconsolidated joint ventures, increased 2.8% to $230.2 million in May 2017 compared with $224.0 million for May 2016.

●

As of the end of the second quarter of fiscal 2017, active selling communities, including unconsolidated joint ventures, decreased 18.3% to 170 communities compared with 208 communities at April 30, 2016. Consolidated active selling communities decreased 25.5% to 146 communities as of April 30, 2017 from 196 communities at the end of the prior year’s second quarter.

●

For the second quarter ended April 30, 2017, the number of net contracts, including unconsolidated joint ventures, decreased 6.1% to 1,748 homes from 1,862 homes for the same quarter last year. The number of consolidated net contracts, during the second quarter of fiscal 2017, decreased 12.3% to 1,590 homes compared with 1,812 homes during the second quarter of 2016.

●

During the first half of fiscal 2017, the number of net contracts, including unconsolidated joint ventures, was 3,060 homes, a decrease of 11.4% from 3,454 homes during the first six months of fiscal 2016. The number of consolidated net contracts, during the six month period ended April 30, 2017, decreased 17.3% to 2,763 homes compared with 3,343 homes in the same period of the previous year.

●

The dollar value of contract backlog, including unconsolidated joint ventures, as of April 30, 2017, was $1.27 billion, a decrease of 19.7% compared with $1.58 billion as of April 30, 2016. The dollar value of consolidated contract backlog, as of April 30, 2017, decreased 23.6% to $1.09 billion compared with $1.43 billion as of April 30, 2016.

●

For the quarter ended April 30, 2017, deliveries, including unconsolidated joint ventures, decreased 9.1% to 1,497 homes compared with 1,647 homes during the second quarter of fiscal 2016. Consolidated deliveries were 1,358 homes for the second quarter of fiscal 2017, a 15.0% decrease compared with 1,598 homes during the same quarter a year ago.

●

For the six months ended April 30, 2017, deliveries, including unconsolidated joint ventures, decreased 7.0% to 2,895, homes compared with 3,113 homes in the first half of the prior year. Consolidated deliveries were 2,648 homes in the first half of fiscal 2017, a 12.3% decrease compared with 3,020 homes in the same period in fiscal 2016.

●

The consolidated contract cancellation rate for the three months ended April 30, 2017 decreased to 18%, compared with 19% in the second quarter of the prior year. The contract cancellation rate, including unconsolidated joint ventures, for the second quarter of fiscal 2017 decreased to 19%, compared with 20% in the second quarter of fiscal 2016.

●

The valuation allowance was $628.0 million as of April 30, 2017. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of April 30, 2017:

●	Total liquidity at the end of the second quarter of fiscal 2017 was $284.3 million.

●

For the first time since the first quarter of fiscal 2016, total land position, including unconsolidated joint ventures, increased sequentially from 31,178 lots as of January 31, 2017 to 31,511 lots as of April 30, 2017. The total land position, including unconsolidated joint ventures, was 31,511 lots, consisting of 14,314 lots under option and 17,197 owned lots, as of April 30, 2017, compared with a total of 34,997 lots as of April 30, 2016.

●	In the second quarter of fiscal 2017, approximately 2,600 lots were put under option or acquired in 38 communities, including unconsolidated joint ventures.

Comments from management:

“Although adjusted homebuilding EBIT to inventory return metric is lower than historical levels for the entire industry, we are pleased that our adjusted homebuilding EBIT to inventory return metric continues to rank us in the top quartile when compared to our peers. We have a lot of opportunity for future upside,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2017 second quarter financial results conference call at 11:00 a.m. E.T. on Friday, June 2, 2017. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2016 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation for historical periods of Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

Adjusted Homebuilding EBIT to Inventory is defined as Adjusted Homebuilding EBIT for the last 12 months divided by the last five quarter average inventory, excluding inventory not owned and capitalized interest. Adjusted Homebuilding EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. The calculation of Adjusted Homebuilding EBIT to Inventory and the reconciliation for historical periods of Adjusted Homebuilding EBIT to net loss is presented in a table attached to this earnings release.

Total liquidity is comprised of $275.0 million of cash and cash equivalents, $1.7 million of restricted cash required to collateralize letters of credit and $7.6 million of availability under the unsecured revolving credit facility as of April 30, 2017.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2017
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Total Revenues	$585,935	$654,723	$1,137,944	$1,230,328
Costs and Expenses (a)	588,830	670,981	1,146,496	1,258,300
(Loss) Gain on Extinguishment of Debt	(242)	-	7,404	-
Loss from Unconsolidated Joint Ventures	(4,562)	(1,346)	(6,228)	(2,826)
Loss Before Income Taxes	(7,699)	(17,604)	(7,376)	(30,798)
Income Tax Benefit	(1,017)	(9,143)	(551)	(6,164)
Net Loss	$(6,682)	$(8,461)	$(6,825)	$(24,634)

Per Share Data:
Basic:
Loss Per Common Share	$(0.05)	$(0.06)	$(0.05)	$(0.17)
Weighted Average Number of
Common Shares Outstanding (b)	147,558	147,334	147,556	147,301
Assuming Dilution:
Loss Per Common Share	$(0.05)	$(0.06)	$(0.05)	$(0.17)
Weighted Average Number of Common Shares Outstanding (b)	147,558	147,334	147,556	147,301

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2017
Reconciliation of Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(7,699)	$(17,604)	$(7,376)	$(30,798)
Inventory Impairment Loss and Land Option Write-Offs	1,953	9,669	5,137	21,350
Loss (Gain) on Extinguishment of Debt	242	-	(7,404)	-
Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt (a)	$(5,504)	$(7,935)	$(9,643)	$(9,448)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
April 30, 2017
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Sale of Homes	$567,553	$626,157	$1,098,968	$1,182,932
Cost of Sales, Excluding Interest Expense (a)	473,980	525,442	913,897	989,588
Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges (b)	93,573	100,715	185,071	193,344
Cost of Sales Interest Expense, Excluding Land Sales Interest Expense	20,313	21,340	36,887	38,183
Homebuilding Gross Margin, After Cost of Sales Interest Expense, Before Land Charges (b)	73,260	79,375	148,184	155,161
Land Charges	1,953	9,669	5,137	21,350
Homebuilding Gross Margin	$71,307	$69,706	$143,047	$133,811

Gross Margin Percentage	12.6%	11.1%	13.0%	11.3%
Gross Margin Percentage, Before Cost of Sales Interest Expense and Land Charges (b)	16.5%	16.1%	16.8%	16.3%
Gross Margin Percentage, After Cost of Sales Interest Expense, Before Land Charges (b)	12.9%	12.7%	13.5%	13.1%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Land and Lot Sales	$2,711	$11,154	$9,712	$11,154
Cost of Sales, Excluding Interest and Land Charges (a)	1,460	10,608	6,570	10,608
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	1,251	546	3,142	546
Land and Lot Sales Interest	24	104	1,772	104
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$1,227	$442	$1,370	$442

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(b) Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges, and Homebuilding Gross Margin Percentage, before Cost of Sales Interest Expense and Land Charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are Homebuilding Gross Margin and Homebuilding Gross Margin Percentage, respectively.

Hovnanian Enterprises, Inc.
April 30, 2017
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net Loss	$(6,682)	$(8,461)	$(6,825)	$(24,634)
Income Tax Benefit	(1,017)	(9,143)	(551)	(6,164)
Interest Expense	42,634	45,528	83,583	83,596
EBIT (a)	34,935	27,924	76,207	52,798
Depreciation	1,071	864	2,083	1,729
Amortization of Debt Costs	-	1,227	1,632	2,610
EBITDA (b)	36,006	30,015	79,922	57,137
Inventory Impairment Loss and Land Option Write-offs	1,953	9,669	5,137	21,350
Loss (Gain) on Extinguishment of Debt	242	-	(7,404)	-
Adjusted EBITDA (c)	$38,201	$39,684	$77,655	$78,487

Interest Incurred	$39,156	$44,224	$77,855	$86,183

Adjusted EBITDA to Interest Incurred	0.98	0.90	1.00	0.91

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2017
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$94,438	$117,113	$96,688	$123,898
Plus Interest Incurred	39,156	44,224	77,855	86,183
Less Interest Expensed (a)	42,634	45,528	83,583	83,596
Less Interest Contributed to Unconsolidated Joint Venture (a)	-	-	-	10,676
Interest Capitalized at End of Period (b)	$90,960	$115,809	$90,960	$115,809

(a) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in November 2015. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(b) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

Hovnanian Enterprises, Inc.
April 30, 2017
Reconciliation of Adjusted Homebuilding EBIT to Inventory
(Dollars in Thousands) (Unaudited)

		For the Three Months Ended
	LTM(a)	4/30/2017	1/31/2017	10/31/2016	7/31/2016
Homebuilding:
Net (Loss) Income	$14,990	$(6,682)	$(143)	$22,289	$(474)
Income Tax Benefit (Provision)	10,868	(1,017)	466	9,852	1,567
Interest Expense	183,345	42,634	40,949	48,197	51,565
EBIT (b)	209,203	34,935	41,272	80,338	52,658
Financial Services Revenue	(64,731)	(14,494)	(12,849)	(20,903)	(16,485)
Financial Services Expense	33,526	7,360	6,855	10,395	8,916
Homebuilding EBIT (b)	177,998	27,801	35,278	69,830	45,089
Inventory Impairment loss and land option write-offs	17,140	1,953	3,184	10,438	1,565
Other Operations	3,835	(95)	1,587	1,386	957
Loss (Gain) on Extinguishment of Debt	(4,204)	242	(7,646)	3,200	-
Loss (Income) from Unconsolidated Joint Ventures	7,748	4,562	1,666	(881)	2,401
Adjusted Homebuilding EBIT (b)	$202,517	$34,463	$34,069	$83,973	$50,012

	As of
	4/30/2017	1/31/2017	10/31/2016	7/31/2016	4/30/2016
Total Inventories	$1,209,212	$1,293,426	$1,283,084	$1,466,754	$1,676,136
Consolidated Inventory Not Owned	154,620	171,572	208,701	280,728	312,841
Capitalized Interest	90,960	94,438	96,688	104,544	115,809

	Five Quarter Average
Inventories less Consolidated Inventory Not Owned and Capitalized Interest	$1,059,542	$963,632	$1,027,416	$977,695	$1,081,482	$1,247,486

Adjusted Homebuilding EBIT to Inventory	19.1%

(a) Represents the aggregation of each of the prior four fiscal quarters.

(b) EBIT, Homebuilding EBIT and Adjusted Homebuilding EBIT are non-GAAP financial measures. The most directly comparable GAAP financial measure is net (income) loss.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2017	October 31, 2016
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$275,011	$339,773
Restricted cash and cash equivalents	1,797	3,914
Inventories:
Sold and unsold homes and lots under development	892,401	899,082
Land and land options held for future development or sale	162,191	175,301
Consolidated inventory not owned	154,620	208,701
Total inventories	1,209,212	1,283,084
Investments in and advances to unconsolidated joint ventures	106,704	100,502
Receivables, deposits and notes, net	37,683	49,726
Property, plant and equipment, net	52,987	50,332
Prepaid expenses and other assets	46,212	46,762
Total homebuilding	1,729,606	1,874,093

Financial services cash and cash equivalents	5,776	6,992
Financial services other assets	113,762	190,238

Income taxes receivable – including net deferred tax benefits	284,452	283,633
Total assets	$2,133,596	$2,354,956

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$66,365	$82,115
Accounts payable and other liabilities	311,958	369,228
Customers’ deposits	40,321	37,429
Nonrecourse mortgages secured by operating properties	13,675	14,312
Liabilities from inventory not owned, net of debt issuance costs	116,728	150,179
Revolving credit facility	52,000	52,000
Notes payable and term loan, net of discount and debt issuance costs	1,569,375	1,605,758
Total homebuilding	2,170,422	2,311,021

Financial services	97,077	172,445

Total liabilities	2,267,499	2,483,466

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2017 and at October 31, 2016	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,876,014 shares at April 30, 2017 and 143,806,775 shares at October 31, 2016	1,439	1,438
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,942,809 shares at April 30, 2017 and 15,942,809 shares at October 31, 2016	159	159
Paid in capital – common stock	707,568	706,137
Accumulated deficit	(863,008)	(856,183)
Treasury stock – at cost - 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at April 30, 2017 and October 31, 2016	(115,360)	(115,360)
Total stockholders’ equity deficit	(133,903)	(128,510)
Total liabilities and equity	$2,133,596	$2,354,956

 (1) Derived from the audited balance sheet as of October 31, 2016.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2017	2016	2017	2016
Revenues:
Homebuilding:
Sale of homes	$567,553	$626,157	$1,098,968	$1,182,932
Land sales and other revenues	3,888	11,563	11,633	12,167
Total homebuilding	571,441	637,720	1,110,601	1,195,099
Financial services	14,494	17,003	27,343	35,229
Total revenues	585,935	654,723	1,137,944	1,230,328

Expenses:
Homebuilding:
Cost of sales, excluding interest	475,440	536,050	920,467	1,000,196
Cost of sales interest	20,337	21,444	38,659	38,287
Inventory impairment loss and land option write-offs	1,953	9,669	5,137	21,350
Total cost of sales	497,730	567,163	964,263	1,059,833
Selling, general and administrative	45,467	56,371	89,875	103,875
Total homebuilding expenses	543,197	623,534	1,054,138	1,163,708

Financial services	7,360	9,618	14,215	17,833
Corporate general and administrative	16,071	12,598	31,727	28,919
Other interest	22,297	24,084	44,924	45,309
Other operations	(95)	1,147	1,492	2,531
Total expenses	588,830	670,981	1,146,496	1,258,300
(Loss) gain on extinguishment of debt	(242)	-	7,404	-
Loss from unconsolidated joint ventures	(4,562)	(1,346)	(6,228)	(2,826)
Loss before income taxes	(7,699)	(17,604)	(7,376)	(30,798)
State and federal income tax (benefit) provision:
State	2,292	(758)	2,274	3,561
Federal	(3,309)	(8,385)	(2,825)	(9,725)
Total income taxes	(1,017)	(9,143)	(551)	(6,164)
Net loss	$(6,682)	$(8,461)	$(6,825)	$(24,634)

Per share data:
Basic:
Loss per common share	$(0.05)	$(0.06)	$(0.05)	$(0.17)
Weighted-average number of common shares outstanding	147,558	147,334	147,556	147,301
Assuming dilution:
Loss per common share	$(0.05)	$(0.06)	$(0.05)	$(0.17)
Weighted-average number of common shares outstanding	147,558	147,334	147,556	147,301

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)					Communities Under Development
					Three Months -April 30, 2017
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(NJ, PA)	Home	66	142	(53.5)%	99	108	(8.3)%	150	268	(44.0)%
	Dollars	$29,918	$74,727	(60.0)%	$45,917	$53,913	(14.8)%	$68,650	$135,164	(49.2)%
	Avg. Price	$453,300	$526,248	(13.9)%	$463,805	$499,194	(7.1)%	$457,667	$504,343	(9.3)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	226	285	(20.7)%	202	194	4.1%	440	598	(26.4)%
	Dollars	$123,045	$150,369	(18.2)%	$100,120	$89,873	11.4%	$273,986	$336,358	(18.5)%
	Avg. Price	$544,445	$527,609	3.2%	$495,647	$463,262	7.0%	$622,696	$562,472	10.7%
Midwest(2)
(IL, MN, OH)	Home	196	216	(9.3)%	134	239	(43.9)%	431	554	(22.2)%
	Dollars	$61,489	$69,445	(11.5)%	$41,794	$76,793	(45.6)%	$126,138	$162,671	(22.5)%
	Avg. Price	$313,721	$321,503	(2.4)%	$311,896	$321,312	(2.9)%	$292,663	$293,630	(0.3)%
Southeast(3)
(FL, GA, NC, SC)	Home	141	205	(31.2)%	127	156	(18.6)%	316	425	(25.6)%
	Dollars	$55,577	$84,665	(34.4)%	$54,005	$51,230	5.4%	$136,807	$190,435	(28.2)%
	Avg. Price	$394,159	$412,996	(4.6)%	$425,235	$328,396	29.5%	$432,935	$448,083	(3.4)%
Southwest
(AZ, TX)	Home	671	731	(8.2)%	639	733	(12.8)%	749	1,041	(28.0)%
	Dollars	$227,500	$262,344	(13.3)%	$224,898	$273,304	(17.7)%	$275,870	$416,205	(33.7)%
	Avg. Price	$339,047	$358,884	(5.5)%	$351,954	$372,857	(5.6)%	$368,317	$399,812	(7.9)%
West
(CA)	Home	290	233	24.5%	157	168	(6.5)%	418	342	22.2%
	Dollars	$142,522	$126,505	12.7%	$100,819	$81,044	24.4%	$211,215	$188,859	11.8%
	Avg. Price	$491,454	$542,944	(9.5)%	$642,158	$482,404	33.1%	$505,299	$552,218	(8.5)%
Consolidated Segment Total
	Home	1,590	1,812	(12.3)%	1,358	1,598	(15.0)%	2,504	3,228	(22.4)%
	Dollars	$640,051	$768,055	(16.7)%	$567,553	$626,157	(9.4)%	$1,092,666	$1,429,692	(23.6)%
	Avg. Price	$402,547	$423,871	(5.0)%	$417,933	$391,838	6.7%	$436,368	$442,903	(1.5)%
Unconsolidated Joint Ventures(4)
	Home	158	50	216.0%	139	49	183.7%	310	225	37.8%
	Dollars	$87,317	$21,236	311.2%	$86,215	$25,576	237.1%	$174,325	$147,376	18.3%
	Avg. Price	$552,641	$424,720	30.1%	$620,248	$521,959	18.8%	$562,337	$655,004	(14.1)%
Grand Total
	Home	1,748	1,862	(6.1)%	1,497	1,647	(9.1)%	2,814	3,453	(18.5)%
	Dollars	$727,368	$789,291	(7.8)%				$1,266,991	$1,577,068	(19.7)%
	Avg. Price	$416,114	$423,894	(1.8)%				$450,246	$456,724	(1.4)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2) The Midwest net contracts include 16 homes and $7.0 million for the three months ended April 30, 2016 from Minneapolis, MN.
(3) The Southeast net contracts include 24 homes and $9.9 million for the three months ended April 30, 2016 from Raleigh, NC.
(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)					Communities Under Development
					Six Months -April 30, 2017
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(NJ, PA)	Home	149	234	(36.3)%	203	259	(21.6)%	150	268	(44.0)%
	Dollars	$67,963	$114,511	(40.6)%	$98,824	$126,351	(21.8)%	$68,650	$135,164	(49.2)%
	Avg. Price	$456,124	$489,363	(6.8)%	$486,819	$487,841	(0.2)%	$457,667	$504,343	(9.3)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	416	545	(23.7)%	406	400	1.5%	440	598	(26.4)%
	Dollars	$225,291	$280,685	(19.7)%	$200,279	$183,425	9.2%	$273,986	$336,358	(18.5)%
	Avg. Price	$541,564	$515,017	5.2%	$493,297	$458,562	7.6%	$622,696	$562,472	10.7%
Midwest(2)
(IL, MN, OH)	Home	341	423	(19.4)%	284	513	(44.6)%	431	554	(22.2)%
	Dollars	$107,055	$137,014	(21.9)%	$85,445	$168,633	(49.3)%	$126,138	$162,671	(22.5)%
	Avg. Price	$313,946	$323,911	(3.1)%	$300,863	$328,720	(8.5)%	$292,663	$293,630	(0.3)%
Southeast(3)
(FL, GA, NC, SC)	Home	249	418	(40.4)%	265	272	(2.6)%	316	425	(25.6)%
	Dollars	$102,028	$174,924	(41.7)%	$110,391	$90,424	22.1%	$136,807	$190,435	(28.2)%
	Avg. Price	$409,750	$418,478	(2.1)%	$416,569	$332,443	25.3%	$432,935	$448,083	(3.4)%
Southwest
(AZ, TX)	Home	1,156	1,291	(10.5)%	1,170	1,283	(8.8)%	749	1,041	(28.0)%
	Dollars	$398,384	$470,986	(15.4)%	$408,158	$477,493	(14.5)%	$275,870	$416,205	(33.7)%
	Avg. Price	$344,623	$364,823	(5.5)%	$348,854	$372,169	(6.3)%	$368,317	$399,812	(7.9)%
West
(CA)	Home	452	432	4.6%	320	293	9.2%	418	342	22.2%
	Dollars	$226,945	$218,578	3.8%	$195,871	$136,606	43.4%	$211,215	$188,859	11.8%
	Avg. Price	$502,090	$505,969	(0.8)%	$612,096	$466,231	31.3%	$505,299	$552,218	(8.5)%
Consolidated Segment Total
	Home	2,763	3,343	(17.3)%	2,648	3,020	(12.3)%	2,504	3,228	(22.4)%
	Dollars	$1,127,666	$1,396,698	(19.3)%	$1,098,968	$1,182,932	(7.1)%	$1,092,666	$1,429,692	(23.6)%
	Avg. Price	$408,131	$417,798	(2.3)%	$415,018	$391,699	6.0%	$436,368	$442,903	(1.5)%
Unconsolidated Joint Ventures(4)
	Home	297	111	167.6%	247	93	165.6%	310	225	37.8%
	Dollars	$167,617	$61,057	174.5%	$150,856	$45,763	229.6%	$174,325	$147,376	18.3%
	Avg. Price	$564,368	$550,061	2.6%	$610,753	$492,074	24.1%	$562,337	$655,004	(14.1)%
Grand Total
	Home	3,060	3,454	(11.4)%	2,895	3,113	(7.0)%	2,814	3,453	(18.5)%
	Dollars	$1,295,283	$1,457,755	(11.1)%				$1,266,991	$1,577,068	(19.7)%
	Avg. Price	$423,295	$422,048	0.3%				$450,246	$456,724	(1.4)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 61 homes and $25.5 million for the six months ended April 30, 2016 from Minneapolis, MN.

(3) The Southeast net contracts include 70 homes and $23.7 million for the six months ended April 30, 2016 from Raleigh, NC.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)					Communities Under Development
					Three Months - April 30, 2017
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(unconsolidated joint ventures)	Home	27	(3)	n/a%	6	6	0.0%	67	26	157.7%
(NJ, PA)	Dollars	$16,379	$(3,683)	n/a%	$2,945	$1,640	79.6%	$34,032	$9,604	254.4%
	Avg. Price	$606,630	$(1,227,667)	n/a%	$490,833	$273,333	79.6%	$507,940	$369,385	37.5%
Mid-Atlantic
(unconsolidated joint ventures)	Home	13	18	(27.8)%	18	9	100.0%	42	26	61.5%
(DE, MD, VA, WV)	Dollars	$6,337	$7,990	(20.7)%	$11,411	$5,466	108.8%	$29,252	$11,086	163.9%
	Avg. Price	$487,462	$443,889	9.8%	$633,944	$607,327	4.4%	$696,478	$426,385	63.3%
Midwest
(unconsolidated joint ventures)	Home	17	-	n/a%	4	-	n/a%	28	-	n/a%
(IL, MN, OH)	Dollars	$12,765	$-	n/a%	$2,978	$-	n/a%	$20,986	$-	n/a%
	Avg. Price	$750,882	$-	n/a%	$744,514	$-	n/a%	$749,500	$-	n/a%
Southeast
(unconsolidated joint ventures)	Home	40	16	150.0%	42	-	n/a%	97	31	212.9%
(FL, GA, NC, SC)	Dollars	$16,866	$9,758	72.8%	$19,551	$-	n/a%	$48,077	$19,123	151.4%
	Avg. Price	$421,650	$609,875	(30.9)%	$465,497	$-	n/a%	$495,640	$616,871	(19.7)%
Southwest
(unconsolidated joint ventures)	Home	10	-	n/a%	2	-	n/a%	27	-	n/a%
(AZ, TX)	Dollars	$7,124	$-	n/a%	$1,353	$-	n/a%	$18,914	$-	n/a%
	Avg. Price	$712,400	$-	n/a%	$676,282	$-	n/a%	$700,519	$-	n/a%
West
(unconsolidated joint ventures)	Home	51	19	168.4%	67	34	97.1%	49	142	(65.5)%
(CA)	Dollars	$27,846	$7,171	288.3%	$47,977	$18,470	159.8%	$23,064	$107,563	(78.6)%
	Avg. Price	$546,000	$377,421	44.7%	$716,060	$543,235	31.8%	$470,694	$757,486	(37.9)%
Unconsolidated Joint Ventures(2)
	Home	158	50	216.0%	139	49	183.7%	310	225	37.8%
	Dollars	$87,317	$21,236	311.2%	$86,215	$25,576	237.1%	$174,325	$147,376	18.3%
	Avg. Price	$552,641	$424,720	30.1%	$620,248	$521,959	18.8%	$562,337	$655,004	(14.1)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)					Communities Under Development
					Six Months - April 30, 2017
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(unconsolidated joint ventures)	Home	52	(8)	n/a%	12	14	(14.3)%	67	26	157.7%
(NJ, PA)	Dollars	$28,454	$(7,973)	n/a%	$4,685	$3,896	20.3%	$34,032	$9,604	254.4%
	Avg. Price	$547,192	$996,622	n/a%	$390,378	$278,286	40.3%	$507,940	$369,385	37.5%
Mid-Atlantic
(unconsolidated joint ventures)	Home	30	31	(3.2)%	28	19	47.4%	42	26	61.5%
(DE, MD, VA, WV)	Dollars	$15,764	$14,413	9.4%	$16,601	$11,135	49.1%	$29,252	$11,086	163.9%
	Avg. Price	$525,470	$464,936	13.0%	$592,893	$586,053	1.2%	$696,478	$426,385	63.3%
Midwest
(unconsolidated joint ventures)	Home	27	-	n/a%	11	-	n/a%	28	-	n/a%
(IL, MN, OH)	Dollars	$19,992	$-	n/a%	$8,594	$-	n/a%	$20,986	$-	n/a%
	Avg. Price	$740,444	$-	n/a%	$781,272	$-	n/a%	$749,500	$-	n/a%
Southeast
(unconsolidated joint ventures)	Home	75	23	226.1%	66	1	n/a%	97	31	212.9%
(FL, GA, NC, SC)	Dollars	$33,745	$14,584	131.4%	$29,390	$385	n/a%	$48,077	$19,123	151.4%
	Avg. Price	$449,934	$634,092	(29.0)%	$445,303	$385,000	15.7%	$495,640	$616,871	(19.7)%
Southwest
(unconsolidated joint ventures)	Home	22	-	n/a%	2	-	n/a%	27	-	n/a%
(AZ, TX)	Dollars	$15,790	$-	n/a%	$1,353	$-	n/a%	$18,914	$-	n/a%
	Avg. Price	$717,723	$-	n/a%	$676,500	$-	n/a%	$700,519	$-	n/a%
West
(unconsolidated joint ventures)	Home	91	65	40.0%	128	59	116.9%	49	142	(65.5)%
(CA)	Dollars	$53,872	$40,033	34.6%	$90,233	$30,347	197.3%	$23,064	$107,563	(78.6)%
	Avg. Price	$592,004	$615,887	(3.9)%	$704,941	$514,359	37.1%	$470,694	$757,486	(37.9)%
Unconsolidated Joint Ventures(2)
	Home	297	111	167.6%	247	93	165.6%	310	225	37.8%
	Dollars	$167,617	$61,057	174.5%	$150,856	$45,763	229.6%	$174,325	$147,376	18.3%
	Avg. Price	$564,368	$550,061	2.6%	$610,753	$492,074	24.1%	$562,337	$655,004	(14.1)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Loss from unconsolidated joint ventures”.